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Exhibit 4.5

WARRANT INSTRUMENT

        THIS WARRANT INSTRUMENT (the "Instrument"), dated as of                        , is made by Weida Communications, Inc., a company organized under the laws of the State of New Jersey (the "Company"), in favor of                        (the "Initial Holder").

        Subject to the terms and conditions hereof, the Company shall issue warrants (the "Warrants"), to purchase an aggregate of up to                         shares of common stock, no par value per share of the Company (the "Common Stock"), at an Exercise Price (as hereinafter defined) initially equal to $                        per share of Common Stock.

        The Warrants are being issued pursuant to that certain Confidential Private Placement Memoranudum of the Company dated June 18, 2004 and the Subscription Agreement and Investor Questionnaire by and between the Company and the Initial Holder.

        Except where otherwise specified, terms of this Instrument shall apply to all persons holding Warrants (each, a "Warrantholder").

        In consideration of the foregoing, the Warrants shall be issued for value to the Initial Holder, with the following terms, provisions, rights and obligations attaching to them:

        1    Transferability and Form of Warrants.

          1.1    Registration.    The Warrants shall be numbered and shall be registered on the books of the Company when issued.

          1.2    Transfer.    Subject to the provisions of Section 11 herein, the Warrants shall be transferable only on the books of the Company maintained at its principal office in Fort Lauderdale, Florida, or wherever its principal office may then be located, upon delivery thereof duly endorsed by the Warrantholder seeking such transfer or by its duly authorized attorney or representative, accompanied by proper evidence of succession, assignment or authority to transfer. Upon any registration of transfer, the Company shall execute and deliver new Warrants to the person entitled thereto.

          1.3    Form of Warrants.    The text of the Warrants and of the form of election to purchase shares of Common Stock shall be substantially as set forth in Exhibit A attached hereto. The number of shares of Common Stock issuable upon exercise of the Warrants is subject to adjustment upon the occurrence of certain events, all as hereinafter provided. The Warrants shall be executed on behalf of the Company by the President or by a Vice President. A Warrant bearing the signature of an individual who was at any time the proper officer of the Company shall bind the Company, notwithstanding that such individual did not hold such office on the date of this Instrument.

  The Warrants shall be dated as of the date of signature thereof by the Company either upon initial issuance or upon division, exchange, substitution or transfer.

          1.4    Legend on Shares of Common Stock.    The Warrants and the shares of Common Stock and any of the other securities issuable upon exercise of the Warrants have not been registered under the Securities Act of 1933, as amended (the "Act"). Each certificate for shares of Common Stock initially issued upon exercise of the Warrants shall bear the following legend, unless, at the time of exercise, such shares of Common Stock are subject to a currently effective registration statement under the Act:

      THE SECURITIES OF WEIDA COMMUNICATIONS, INC. (THE "COMPANY") REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE STATE SECURITIES LAWS AND ARE "RESTRICTED SECURITIES" WITHIN THE MEANING OF RULE 144 UNDER THE ACT. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION AND THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.

  Any certificate issued at any time in exchange or substitution for any certificate bearing such legend (except a new certificate issued upon completion of a public distribution pursuant to a registration statement under the Act of the securities represented thereby) shall also bear the above legend unless, in the opinion of the Company's counsel, the securities represented thereby need no longer be subject to such restrictions.

        2    Exchange of Warrant Certificate.    Any Warrant certificate may be exchanged for another certificate or certificates entitling a Warrantholder to purchase a like aggregate number of shares of Common Stock as the certificate or certificates surrendered then entitles such Warrantholder to purchase. Any Warrantholder desiring to exchange a Warrant certificate shall make such request in writing delivered to the Company, and shall surrender, properly endorsed, with signatures guaranteed (in such manner as is customary in the securities industry generally), the certificate evidencing the Warrant to be so exchanged. Thereupon, the Company shall execute and deliver to the person entitled thereto a new Warrant certificate as so requested.

        3    Term of Warrants; Exercise of Warrants.

          3.1.1    Subject to the terms of this Instrument, each Warrantholder shall have the right, at any time during the period commencing on January 1, 2006 and ending at 5:00 p.m., New York City time, on June 30, 2009 (the "Termination Date"), to purchase from the Company up to the number of fully paid and nonassessable shares of Common Stock which such Warrantholder may at the time be entitled to purchase pursuant to this Instrument, upon surrender to the Company, at its principal office, of the certificate evidencing the Warrants to be exercised, together with the purchase form on the reverse thereof duly completed and signed, with signatures guaranteed (in such manner as is customary in the securities industry generally), and upon payment to the Company of the Exercise Price (as defined in and determined in accordance with the provisions of this Section 3 and Sections 7 and 8 hereof), for the number of shares of Common Stock in respect of which such Warrants are then exercised, but in no event less than 1,000 shares of Common Stock (unless less than an aggregate of 1,000 shares of Common Stock are then purchasable under all outstanding Warrants held by a Warrantholder).

          3.1.2    Payment of the aggregate Exercise Price shall be made in cash, by certified or cashier's check in next day funds, by cancellation of indebtedness due to the Warrantholder by the Company or any combination thereof. Upon such surrender of the Warrants and payment of such Exercise Price as aforesaid, the Company shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of a Warrantholder, and (subject to Section 1 hereof) in such name or names as such Warrantholder may designate, a certificate or certificates for the number of full shares of Common Stock so purchased upon the exercise of the Warrant, together with cash, as provided in Section 9 hereof, in respect of any fractional shares of Common Stock otherwise issuable upon such surrender. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such shares of Common Stock as of the date of surrender of the Warrants being exercised and payment of the Exercise Price, as aforesaid, notwithstanding that the certificate or certificates representing such securities shall not actually have been delivered or that the stock transfer books of the Company shall then be closed. The Warrants shall be exercisable, at the election of a Warrantholder, either in full or from time to time in part and, in the event that a certificate evidencing the Warrants is exercised in respect of less than all of the shares of Common Stock specified therein at any time prior to the Termination Date, a new certificate evidencing the remaining portion of the Warrants will be issued by the Company.

        4    Payment of Taxes.    The Company will pay all stamp taxes, if any, attributable to the initial issuance of the Warrants or the securities comprising the shares of Common Stock; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any secondary transfer of the Warrants or the securities comprising the shares of Common Stock.

        5    Mutilated or Missing Warrants.    In case the certificate or certificates evidencing any Warrants shall be mutilated, lost, stolen or destroyed, the Company shall, at the request of the affected Warrantholder, issue and deliver in exchange and substitution for and upon cancellation of the mutilated certificate or certificates, or in lieu of and substitution for the certificate or certificates lost, stolen or destroyed, a new Warrant certificate or certificates of like tenor and representing the equivalent right or interest, but only upon receipt of evidence satisfactory to the Company of the loss, theft or destruction of such Warrant and, if requested, at the cost and expense of the Warrantholder, a bond of indemnity in form and amount satisfactory to the Company. Applicants for such substitute Warrant certificate shall also comply with such other reasonable regulations as the Company may prescribe.

        6    Reservation of Shares.    There has been reserved, and the Company shall at all times keep reserved so long as any Warrants remain outstanding, out of its authorized share capital, such number of shares of Common Stock as shall be subject to purchase under all outstanding Warrants. Every transfer agent for the shares of Common Stock and other securities of the Company issuable upon the exercise of Warrants will be irrevocably authorized and directed at all times to reserve such number of authorized shares and other securities as shall be requisite for such purpose. The Company will keep a copy of this Instrument on file with every transfer agent for the shares of Common Stock and other securities of the Company issuable upon the exercise of the Warrants. The Company will supply every such transfer agent with duly executed stock and other certificates, as appropriate, for such purpose and will provide or otherwise make available any cash which may be payable as provided in Section 9 hereof.

        7    Exercise Price.    The initial price per share of Common Stock at which shares of Common Stock shall at any time be purchasable upon the exercise of the Warrants (the "Exercise Price") shall be $                        per share, subject to adjustment pursuant to Section 8 hereof.

        8    Adjustment of Number of Shares of Common Stock.    The number and kind of securities purchasable upon the exercise of the Warrants and the Exercise Price shall be subject to adjustment from time to time upon the happening of certain events, as follows:

          8.1    Adjustments.    The number of shares of Common Stock purchasable upon the exercise of the Warrants shall be subject to adjustment as follows:

            8.1.1    In case the Company shall (i) pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (iv) issue by reclassification of its shares of Common Stock other securities of the Company, the number of shares of Common Stock purchasable upon exercise of the Warrants immediately prior thereto shall be adjusted so that each Warrantholder shall be entitled to receive the kind and number of shares of Common Stock or other securities of the Company which it would have owned or would have been entitled to receive immediately after the happening of any of the events described above, had the Warrants been exercised immediately prior to the happening of such event or any record date with respect thereto. Any adjustment made pursuant to this Section 8.1(a) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

            8.1.2    In case the Company shall distribute to all or substantially all holders of its shares of Common Stock evidences of its indebtedness or assets (excluding cash dividends or distributions out of earnings) or rights, options, warrants or convertible securities containing the right to subscribe for or purchase shares of Common Stock, excluding rights in connection with a shareholder rights plan, then in each case the number of shares of Common Stock thereafter purchasable upon the exercise of the Warrants shall be determined by multiplying the number of shares of Common Stock theretofore purchasable upon exercise of the Warrants by a fraction, of which the numerator shall be the then effective Exercise Price as of the date of such distribution calculated pursuant to this Section 8, and of which the denominator shall be such then effective Exercise Price on such date minus the then fair value (determined as provided in Section 8.1(f) below) of the portion of the assets or evidences of indebtedness so distributed or of such subscription rights, options, warrants or convertible securities applicable to one share. Such adjustment shall be made whenever any such distribution is made and shall become effective on the date of distribution retroactive to the record date for the determination of shareholders entitled to receive such distribution.

            8.1.3    No adjustment in the number of shares of Common Stock purchasable pursuant to the Warrants shall be required unless such adjustment would require an increase or decrease of at least one percent in the number of shares of Common Stock then purchasable upon the exercise of the Warrants; provided, however, that any adjustments which by reason of this Section 8.1(c) are required to be made immediately shall be carried forward and taken into account in any subsequent adjustment.

            8.1.4    Whenever the number of shares of Common Stock purchasable upon the exercise of a Warrant is adjusted, as herein provided, the Exercise Price payable upon exercise of such Warrant shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of shares of Common Stock purchasable upon the exercise of the Warrant immediately prior to such adjustment, and of which the denominator shall be the number of shares of Common Stock so purchasable upon the exercise of the Warrant immediately thereafter.

            8.1.5    Whenever the number of shares of Common Stock purchasable upon the exercise of Warrants is adjusted as herein provided, the Company shall cause to be promptly mailed to the Warrantholders by first class mail, postage prepaid, notice of such adjustment and a certificate of the chief financial officer of the Company setting forth the number of shares of Common Stock purchasable upon the exercise of the Warrants after such adjustment, a brief statement of the facts requiring such adjustment and the computation by which such adjustment was made.

            8.1.6    For the purpose of this Section 8.1, the term Common Stock shall mean (i) the class of capital stock designated as the Common Stock of the Company at the date of this Instrument, or (ii) any other class of shares resulting from successive changes or reclassification of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that at any time, as a result of an adjustment made pursuant to this Section 8, a Warrantholder shall become entitled to purchase any securities of the Company other than Common Stock, thereafter the number of such other securities so purchasable upon exercise of the Warrants shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in this Section 8.

            8.1.7    Upon the expiration of any rights, options, warrants or conversion privileges, if such shall not have been exercised, the Exercise Price and the number of shares of Common Stock purchasable upon exercise of the Warrants, to the extent the Warrants have not then been exercised, shall, upon such expiration, be readjusted and shall thereafter be such as they would have been had the original adjustment not been required; provided, however, that no such readjustment shall have the effect of decreasing the number of shares of Common Stock purchasable upon exercise of the Warrants or of increasing the Exercise Price by an amount in excess of the amount of the adjustment initially made in respect of the issuance, sale or grant of such rights, options, warrants or conversion privileges.

          8.2    No Adjustment for Dividends.    Except as provided in Section 8.1, no adjustment to the Warrants or any provision or condition thereof in respect of any dividends or distributions out of earnings shall be made during the term of the Warrants or upon the exercise of Warrants.

          8.3    Preservation of Purchase Rights upon Reclassification, Consolidation, etc.    In case of any consolidation of the Company with or merger of the Company into another entity, in case of any sale or conveyance to another entity of the property, assets or business of the Company as an entirety or substantially as an entirety or in the case of a share exchange whereby the holders of the Company's issued and outstanding capital stock agree to exchange such capital stock for shares of capital stock of an acquiring entity, the Company or such successor or purchasing entity, as the case may be, shall execute with the Warrantholders an agreement that the Warrantholders shall have the right thereafter upon payment of the Exercise Price in effect immediately prior to such action to purchase, upon exercise of the Warrants, the kind and amount of shares and other securities and property which they would have owned or have been entitled to receive after the happening of such consolidation, merger, sale, conveyance or share exchange had the Warrants been exercised immediately prior to such action. In the event of a merger described in Section 368(a)(2)(E) of the Internal Revenue Code of 1986 (or any successor provision), in which the Company is the surviving corporation, the right to purchase shares of Common Stock under the Warrants shall terminate on the date of such merger and thereupon the Warrants shall become null and void, but only if the controlling corporation (after such event) shall agree to substitute for the Warrants its warrant which entitles the holder thereof to purchase upon its exercise the kind and amount of shares and other securities and property which it would have owned or been entitled to receive had the Warrants been exercised immediately prior to such merger. Any such agreements referred to in this Section 8.3 shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in Section 8 hereof, and shall contain substantially the same terms, conditions and provisions as are contained herein immediately prior to such event. The provisions of this Section 8.3 shall similarly apply to successive consolidations, mergers, sales, conveyances or share exchanges.

          8.4    Par Value of Common Stock.    Before taking any action which would cause an adjustment effectively reducing the portion of the Exercise Price allocable to each share of Common Stock below the then par value per share of Common Stock issuable upon exercise of the Warrants, the Company will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon exercise of the Warrants.

          8.5    Independent Public Accountants.    The Company may retain a firm of independent public accountants of recognized national standing in the United States (which may be any such firm regularly employed by the Company) to make any computation required under this Section 8, and a certificate signed by such firm shall be evidence of the correctness of any computation made under this Section 8.

          8.6    Statement on Warrant Certificates.    Irrespective of any adjustments in the number of securities issuable upon exercise of Warrants, Warrant certificates theretofore or thereafter issued may continue to express the same number of securities as are stated in the similar Warrant certificates initially issuable pursuant to this Instrument. However, the Company may, at any time in its reasonable discretion, make any change in the form of Warrant certificate that it may deem appropriate and that does not affect the substance thereof; and any Warrant certificate hereafter issued, whether upon registration of transfer of, or in exchange or substitution for, an outstanding Warrant certificate, may be in the form so changed.

        9    Fractional Interests; Fair Value.    The Company shall not be required to issue fractional shares of Common Stock upon the exercise of any Warrant. If any fraction of a share of Common Stock would, except for the provisions of this Section 9, be issuable on the exercise of any Warrant (or specified portion thereof), the Company shall pay an amount in cash equal to the fair market value of the Common Stock as determined by the Company's Board of Directors.

        10    No Rights as Shareholder; Notices to Warrantholders.    Nothing contained in this Instrument or in the Warrants shall be construed as conferring upon the Warrantholder or any transferee of a Warrant any rights as a stockholder of the Company, including (without limitation) the right to vote, receive dividends, consent or receive notices as a shareholder in respect of any meeting of stockholders for the election of directors of the Company or any other matter. If, however, at any time prior to the expiration of the Warrants and prior to their exercise in full, any one or more of the following events shall occur:

          10.1.1    any action which would require an adjustment pursuant to Sections 8.1(a) or (b), 8.1(g) or 8.3; or

          10.1.2    a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation, merger or sale of its property, assets and business as an entirety or substantially as an entirety) shall be proposed; then the Company shall give notice in writing of such event to each of the Warrantholders, as provided in Section 12 hereof, at least 20 days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the shareholders entitled to any relevant dividend, distribution, subscription rights or other rights or for the determination of shareholders entitled to vote on such proposed dissolution, liquidation or winding up. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to mail or receive such notice or any defect therein shall not affect the validity of any action taken with respect thereto.

        11    Restrictions on Transfer; Registration Rights; Lock-Up Agreement.

          11.1.1    Each Warrantholder shall prior to making any disposition of Warrants or shares of Common Stock, if the Warrants and the shares of Common Stock issuable upon exercise thereof are not then registered pursuant to an effective registration statement under the Securities Act, give written notice to the Company describing briefly the manner in which any such proposed disposition is to be made; and no such disposition shall be made if the Company has notified the Warrantholder proposing to make such disposition that in the opinion of Brown Raysman Millstein Felder & Steiner LLP or other counsel reasonably satisfactory to the Company a registration statement or other notification or post-effective amendment thereto (hereinafter collectively, a "Registration Statement") under the Securities Act is required with respect to such disposition and no such Registration Statement has been filed by the Company with, and declared effective, if necessary, by, the Securities and Exchange Commission (the "Commission"). For purposes of this Section 11, the term "shares of Common Stock" shall mean collectively the shares of Common Stock and any other securities of the Company issuable upon exercise of the Warrants as provided in Section 8.

          11.1.2    Each Warrantholder has entered, or will enter, into that certain Registration Rights Agreement, dated as of June 25, 2004 (the "Registration Rights Agreement"), among the Company and the Warrantholders signatory thereto, and each Warrantholder that is not yet a party to such agreement will promptly execute a copy of the Registration Rights Agreement. In the event that the Company is unable to cause a Warrantholder to be made a party to the Registration Rights Agreement, the Company may enter into a separate registration rights agreement with such Warrantholder having terms and provisions no less favorable nor more onerous to the Warrantholder than those applicable to the Warrantholders who are parties to the Registration Rights Agreement.

        12    Notices.    Any notice pursuant to this Instrument by the Company or by a Warrantholder or a holder of shares of Common Stock issued upon exercise of the Warrants shall be in writing and shall be deemed to have been duly given (i) if given by air courier, two business days following the date it was sent or (ii) if mailed by certified mail, return receipt requested, ten business days following the date it was mailed, to the following addresses:

          12.1.1    If to a Warrantholder or a holder of shares of Common Stock issued upon exercise of the Warrants, addressed to that person's address as set forth in the Company's books and records;

          12.1.2    If to the Company, addressed to it at 515 East Las Olas Boulevard, Suite 1350, Fort Lauderdale, FL 33301, Attention: Chief Financial Officer.

        The Company or a Warrantholder may from time to time change the address to which notices to it are to be delivered or mailed hereunder by notice in accordance herewith.

        13    Successors.    All the covenants and provisions of this Instrument by or for the benefit of the Company, the Warrantholders, or the holders of shares of Common Stock shall bind and inure to the benefit of their respective successors and assigns.

        14    Merger or Consolidation of the Company.    The Company shall not merge or consolidate with or into any other corporation or sell all or substantially all of its property to another corporation, unless the provisions of Section 8.3 are complied with.

        15    Applicable Law; Submission to Jurisdiction.    This Instrument shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the laws of said State. The courts of the State of New York sitting in the County of New York or the federal courts sitting in the Southern District of New York shall be the exclusive jurisdiction in connection with any action arising out of this Instrument.

        16    Benefits of this Instrument.    Nothing in this Instrument shall be construed to give to any person or corporation other than the Company, the Warrantholders and holders of shares of Common Stock any legal or equitable right, remedy or claim under this Instrument. This Instrument shall be for the sole and exclusive benefit of the Company, the Warrantholders and holders of shares of Common Stock issued or issuable upon exercise of the Warrants.

        IN WITNESS WHEREOF, this Instrument has been made and duly executed by the Company in favor of the Initial Holder as of the date and year first above written.

WEIDA COMMUNICATIONS, INC.
By:	Name: Mitchell Sepaniak Title: President and Chief Executive Officer

EXHIBIT A

FORM OF WARRANT CERTIFICATE

        THE SECURITIES OF WEIDA COMMUNICATIONS, INC. (THE "COMPANY") REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE STATE SECURITIES LAWS AND ARE "RESTRICTED SECURITIES" WITHIN THE MEANING OF RULE 144 UNDER THE ACT. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION AND THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.

Warrant Certificate No. WC-

WEIDA COMMUNICATIONS, INC.

(ORGANIZED UNDER THE LAWS
OF THE STATE OF NEW JERSEY)

WARRANT TO PURCHASE COMMON STOCK

VOID AFTER
THE TIME AND DATE SPECIFIED BELOW

        This certifies that, for value received,                        , the registered holder(s) hereof or assign(s) (each a "Warrantholder"), is entitled to purchase from Weida Communications, Inc. (the "Company"), at any time during the period commencing on January 1, 2006 and ending at 5:00 p.m., New York City time, on June 30, 2009, at the purchase price per share initially equal to $                        per share (the "Exercise Price"), the number of shares of Common Stock of the Company set forth herein. The number and kind of securities purchasable upon exercise of each Warrant evidenced hereby and the Exercise Price shall be subject to adjustment from time to time as set forth in the Warrant Instrument referred to below.

        Subject to Section 3(b) of the Warrant Instrument, the Warrants evidenced hereby may be exercised in whole or in part by presentation of this Warrant Certificate with the Purchase Form attached hereto duly executed (with a signature guarantee as provided thereon) and simultaneous payment of the Exercise Price at the principal office of the Company. Payment of such price shall be made at the option of each Warrantholder in cash or by certified or cashier's check, in next day funds, or by cancellation of indebtedness due to the Warrantholder by the Company, or any combination thereof, as set forth in the Warrant Instrument referred to below.

        The Warrants evidenced hereby represent the right to purchase an aggregate of up to                        shares of Common Stock and are issued under and in accordance with a Warrant Instrument, dated as of                                    , 2004 (the "Warrant Instrument"), made by the Company

in favor of the Initial Holder named therein, and are subject to the terms and provisions contained in the Warrant Instrument, to all of which each Warrantholder, by acceptance hereof, consents.

        These Warrants may be exchanged at the office of the Company by surrender of this Warrant Certificate properly endorsed for one or more new Warrants of the same aggregate number of shares of Common Stock as here evidenced by the Warrant or Warrants exchanged. Upon any partial exercise of the Warrants evidenced hereby, there shall be signed and issued to the Warrantholder effecting such partial exercise a new Warrant Certificate in respect of the shares of Common Stock as to which the Warrants evidenced hereby shall not have been exercised. No fractional shares of Common Stock will be issued upon the exercise of rights to purchase hereunder, but the Company shall pay the cash value of any fraction upon the exercise of one or more Warrants. These Warrants are transferable at the office of the Company in the manner and subject to the limitations set forth in the Warrant Instrument.

        This Warrant Certificate does not entitle any Warrantholder to any of the rights of a stockholder of the Company.

WEIDA COMMUNICATIONS, INC.
By:	Name: Mitchell Sepaniak Title: President and Chief Executive Officer

WEIDA COMMUNICATIONS, INC.
PURCHASE FORM

WEIDA COMMUNICATIONS, INC.

        The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant Certificate for, and to purchase thereunder,                         shares of Common Stock ("Common Stock") provided for therein, and requests that certificates for the shares of Common Stock be issued in the name of:

(Please Print or Type Name, Address and Social Security Number)

and, if said number of shares of Common Stock shall not be all the shares of Common Stock purchasable hereunder, that a new Warrant Certificate for the balance of the shares purchasable under the within Warrant Certificate be registered in the name of the undersigned Warrantholder or his Assignee as below indicated and delivered to the address stated below.

Dated:

Name of Warrantholder or Assignee:

(Please Print)
Address:

Signature:

Note:  The above signature must correspond with the name as written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatever, unless these Warrants have been assigned.

Signature Guaranteed:

(Signature must be guaranteed by a bank or trust company having an office or correspondent- in the United States or by a member firm of a registered securities exchange or the National Association of Securities Dealers, Inc.)

ASSIGNMENT
(To be signed only upon assignment of Warrants)

        FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto (Name and Address of Assignee Must be Printed or Typewritten):

the within Warrants, hereby irrevocably constituting and appointing                        Attorney to transfer said Warrants on the books of the Company with full power of substitution in the premises.

Dated:

Signature of Registered Holder

Note: The signature on this assignment must correspond with the name as it appears upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatever.

Signature Guaranteed:

(Signature must be guaranteed by a bank or trust company having an office or correspondent in the United States or by a member firm of a registered securities exchange or the National Association of Securities Dealers, Inc.)

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WARRANT INSTRUMENT
FORM OF WARRANT CERTIFICATE
WEIDA COMMUNICATIONS, INC. PURCHASE FORM